UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2005

Digimarc Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-28317	94-3342784
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9405 SW Gemini Drive, Beaverton, Oregon	97008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 469-4800

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

                On June 8, 2005, Digimarc Corporation (the “Company”) received a letter from the Nasdaq Stock Market informing the Company that the Nasdaq Listing Qualifications Panel (the “Nasdaq Panel”) has determined that the Company is in substantial compliance with the Nasdaq Panel’s prior decisions regarding the Company and that the Company is currently in compliance with all requirements for continued listing on the Nasdaq National Market.  Accordingly, effective with the opening of business on Friday, June 10, 2005, the fifth character “E” currently appended to the Company’s trading symbol will be removed.   The Nasdaq Panel’s decision does not affect the previously-disclosed review by the Nasdaq Listing and Hearing Review Council of prior decisions issued by the Nasdaq Panel regarding the Company.

                The Company regained compliance with all requirements for continued listing on the Nasdaq National Market by filing on June 1, 2005 an amendment to the Company’s Form 10-K for the year ended December 31, 2004, to include management’s report on internal controls and the related attestation report of the Company’s independent registered public accounting firm as required by Section 404 of the Sarbanes-Oxley Act.  The Nasdaq Panel will continue to monitor the Company’s filings for fiscal periods ending on or before December 31, 2005.

The Company issued a press release on June 9, 2005 regarding the Nasdaq Panel’s decision.  The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Digimarc Corporation, dated June 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIMARC CORPORATION

Dated: June 9, 2005	By:	/s/ Michael McConnell
Michael McConnell
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Digimarc Corporation, dated June 9, 2005.